EXHIBIT 23.3

            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post Effective Amendment No. 1 on Form S-8 to the Registration Statement (Form S-4 No. 333-63019) pertaining to Albertson's, Inc. of our report dated June 23, 1999, with respect to the financial statements of American Stores Retirement Estates included in its Annual Report (Form 11-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

                                                      /s/ Ernst & Young LLP

Salt Lake City, Utah
June 25, 1999